                                 Registration Statement No. 333-
                                                                ----------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                        AMPAL-AMERICAN ISRAEL CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                    NEW YORK
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-0435685
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                      (I.R.S. Employer Identification No.)

            1177 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK                10036
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                 (Address of Principal Executive Offices)             (Zip Code)


         AMPAL-AMERICAN ISRAEL CORPORATION 1998 LONG-TERM INCENTIVE PLAN
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                            (Full Title of the Plans)

               ISAIAH HALIVNI, VICE PRESIDENT-LEGAL AND SECRETARY
                        AMPAL-AMERICAN ISRAEL CORPORATION
              1177 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10036
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                     (Name and Address of Agent For Service)

                                 (212) 782-2100
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          Telephone Number, Including Area Code, of Agent For Service.

                         CALCULATION OF REGISTRATION FEE
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


                                                                 Proposed                Proposed
  Title Of                                                        Maximum                Maximum
Securities                                 Amount                Offering               Aggregate       Amount Of
  To Be                                    To Be                 Price Per               Offering       Registration
Registered                               Registered                Share                  Price         Fee
----------------------------------  -------------------- -------------------------  ------------------  ----------------------------
Class A Stock                              400,000               $5.125(1)           $2,050,000            $604.75
----------------------------------  -------------------- -------------------------  ------------------  ----------------------------
----------------------------------  -------------------- -------------------------  ------------------  ----------------------------


     (1) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the offering per share of the Registrant's Class A Stock, $1.00 par value per share (the "Class A Stock") being registered hereby is $5.125, the average of the high and low prices of the Class A Stock reported on the American Stock Exchange on August 17, 1998.

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--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by Ampal-American Israel Corporation, a New York corporation, (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement as of their respective dates:

     (A) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     (B) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998.

     (C) The Registrant's Current Report of Form 8-K, as filed by the Registrant with the Commission on February 5, 1998.

     (D) The description of the Class A Stock, $1 par value per share (the "Class A Stock"), contained in the latest registration statement of the Registrant under the Securities Exchange Act of 1934 as amended (the "Exchange Act").

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Isaiah Halivni, counsel to the Registrant, is Vice President-Legal and Secretary of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation provides that the personal liability of the directors of the Registrant shall be limited to the fullest extent permitted by law, including limitations contained in the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York (the "BCL"), as amended from time to time. The Registrant's By-laws contain provisions requiring indemnification of the Registrant's directors and officers to the fullest extent authorized by the laws and statutes of the State of New York. The By-laws require the Registrant to indemnify any person by reason of the fact that such person, his testator or intestate is or was a director or officer of the Registrant against any reasonable expenses (including attorneys' fees), actually and necessarily incurred by him in connection with any action or proceeding (or any appeal therein) brought (or threatened to be brought) by third parties except if such person breached his duty to the Registrant. The By-laws require the Registrant to indemnify any person by reason of the fact that such person, his testator or intestate is or was a director or officer of the Registrant against any and all judgments, fines, amounts paid in settlement, and reasonable expenses (including attorney's fees) actually and necessarily incurred by him in connection with any action or proceeding (or any appeal therein) brought (or threatened to be brought) by third parties including, without limitation, one by or in the right of any other corporation which such person served in any capacity at the request of the Registrant, if such person acted in good faith, for a purpose which he believed to be in the best interests of the Registrant, and in criminal actions or proceedings in which he had no reasonable cause to believe that his conduct was unlawful. The Registrant's By-laws further provide that indemnification for expenses as described above may be paid in advance of the final disposition of such action or proceeding in the manner autorized by the laws and statutes of the State of New York subject to repayment by the person, his testator or intestate, to the extent such advances exceed the indemnification to which such person is entitled or if such person is ultimately found not entitled to indemnification under the laws and statutes of the State of New York. Reference is made to sections 721 through 726, inclusive, of the BCL which deal with indemnification of directors and officers in their capacity as such.

     The Registrant entered into an employment agreement with Lawrence Lefkowitz, its former President, which included certain indemnification provisions. Pursuant to such provisions, Mr. Lefkowitz was indemnified and held harmless by the Registrant for all liabilities, losses, damages, costs and expenses resulting from Mr. Lefkowitz's actions in his official capacity and as to his actions in any other capacity while being employed by the Registrant. This indemnification continues subsequent to Mr. Lefkowitz ceasing to be an employee of the Registrant in September 1998.

     Effective January 29, 1998, the Registrant purchased a directors and officers liability policy in the amount of $20,000,000 issued by the Reliance Insurance Company and by Great American Insurance Company. The cost of the policy, which expires January 29, 2000, was $307,000. This policy provides coverage to all of the officers and directors of the Registrant and of those subsidiaries of which the Registrant owns more than 50% of the outstanding voting stock.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     4a. Form of Indenture dated as of November 1, 1984. (Filed as Exhibit 4a to Registration Statement No. 2-88582 and incorporated herein by reference).

     4b. Form of Indenture dated as of May 1, 1986. (Filed as Exhibit 4a to Pre-Effective Amendment No. 1 to Registration Statement No. 33-5578 and incorporated herein by reference).

     5      Opinion of counsel re: legality.

     10 Ampal-American Israel Corporation 1998 Long-Term Incentive Plan. (Filed as an Exhibit to the Registrant's Definitive Proxy, dated May 20, 1998, and incorporated herein by reference. File No. 0- 538).

     23(a)  Consents of Auditors

            AM-HAL Ltd.
            Ampal-American Israel Corporation
            Ampal Engineering (1994) Ltd.
            Ampal Enterprises Ltd.
            Ampal Financial Services Ltd.
            Ampal Holding (1991) Ltd.
            Ampal Industries (Israel) Ltd.
            Ampal (Israel) Ltd.
            Ampal Properties Ltd.
            Bay Heart, Ltd.
            Carmel Container Systems Ltd.
            Coral World International Ltd.
            Country Club Kfar Saba Limited
            Epsilon Investment House Ltd.

                Granite Hacarmel Investments Limited
                Hod Hasharon Sport Center (1992) Ltd. Partnership
                Mivnat Holdings Ltd.
                Moriah Hotels Ltd.
                Nir Ltd.
                Ophir Holdings Ltd.
                Orlite Industries (1959) Ltd.
                Ortek Ltd.
                Paradise Industries Ltd.
                Red Sea Marineland Holding (1973) Ltd.
                Red Sea Underwater Observatory Ltd.
                Renaissance Investment Co. Ltd.
                Shmey-Bar Real Estate 1993 Ltd.
                Shmey-Bar (T.H.) 1993 Ltd.
                Teledata Communications Ltd.
                Trinet Investment in High-Tech Ltd.
                Trinet Venture Capital Ltd.
                U.D.S.-Ultimate Distribution Systems Ltd.

         23(b)  Consent of counsel (included in Exhibit 5 above).

         24     Power of Attorney

ITEM 9. UNDERTAKINGS.

A.       Post Effective Amendments

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    Subsequent Documents Incorporated by Reference

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Claims for Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel, on the 20th day of August, 1998.

                             AMPAL-AMERICAN ISRAEL CORPORATION   (Registrant)

                             By:   /s/ Yehoshua Gleitman
                                -----------------------------------------------
                                Yehoshua Gleitman, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.

Signatures                      Title                                   Date
----------                      -----                                   ----
         *                      Director
-------------------------
  Michael Arnon

         *                      Director
-------------------------
  Benzion Benbassat

         *                      Director
-------------------------
  Yaacov Elinav

         *                      Director
-------------------------
  Hillel Peled

         *                      Director
-------------------------
  Shimon Ravid

                                Director
-------------------------
  Michael W. Sonnenfeldt

         *                      Director
-------------------------
  Daniel Steinmetz

         *                      Director
-------------------------
  Raz Steinmetz

  /s/ Isaiah Halivni            *As Attorney-In-Fact For The     August 20, 1998
-------------------------       Foregoing Persons
  Isaiah Halivni


  /s/ Yehoshua Gleitman         Chief Executive Officer          August 20, 1998
-------------------------       (Principal Executive Officer)
  Yehoshua Gleitman


  /s/ Shlomo Meichor            Vice President-Finance           August 20, 1998
-------------------------       and Treasurer
  Shlomo Meichor                (Principal Financial Officer)



  /s/ Alla Kanter               Vice President-Accounting        August 20, 1998
-------------------------       and Controller
  Alla Kanter                   (Principal Accounting Officer)

                                  EXHIBIT INDEX

Exhibit

          4a.    Form of Indenture dated as of November 1, 1984. (Filed as
                 Exhibit 4a to Registration Statement No. 2-88582 and incorporated herein by reference).

          4b. Form of Indenture dated as of May 1, 1986. (Filed as Exhibit 4a to Pre-Effective Amendment No. 1 to Registration Statement No. 33-5578 and incorporated herein by reference).

          5      Opinion of counsel re: legality.

          10 Ampal-American Israel Corporation 1998 Long-Term Incentive Plan. (Filed as an Exhibit to the Registrant's Definitive Proxy, dated May 20, 1998, and incorporated herein by reference. File No. 0- 538).

          23(a)  Consents of Auditors

                 AM-HAL Ltd.
                 Ampal-American Israel Corporation
                 Ampal Engineering (1994) Ltd.
                 Ampal Enterprises Ltd.
                 Ampal Financial Services Ltd.
                 Ampal Holding (1991) Ltd.
                 Ampal Industries (Israel) Ltd.
                 Ampal (Israel) Ltd.
                 Ampal Properties Ltd.
                 Bay Heart, Ltd.
                 Carmel Container Systems Ltd.
                 Coral World International Ltd.
                 Country Club Kfar Saba Limited
                 Epsilon Investment House Ltd.
                 Granite Hacarmel Investments Limited
                 Hod Hasharon Sport Center (1992) Ltd. Partnership Mivnat Holdings Ltd.
                 Moriah Hotels Ltd.
                 Nir Ltd.
                 Ophir Holdings Ltd.
                 Orlite Industries (1959) Ltd.
                 Ortek Ltd.
                 Paradise Industries Ltd.
                 Red Sea Marineland Holding (1973) Ltd.
                 Red Sea Underwater Observatory Ltd.
                 Renaissance Investment Co. Ltd.
                 Shmey-Bar Real Estate 1993 Ltd.
                 Shmey-Bar (T.H.) 1993 Ltd.
                 Teledata Communications Ltd.
                 Trinet Investment in High-Tech Ltd.
                 Trinet Venture Capital Ltd.
                 U.D.S.-Ultimate Distribution Systems Ltd.

          23(b)  Consent of counsel (included in Exhibit 5 above).

          24     Power of Attorney